Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-74567) of Brown-Forman Corporation of our report dated May 12, 2000 relating to the financial statements and supplemental schedules of the Brown-Forman Winery Operations Savings Plan as of and for the years ended December 31, 1999 and 1998 which appear in this Form 11-K.






/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Louisville, Kentucky
June 23, 2000
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